EXHIBIT 3


[LETTERHEAD OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY]


                                                              June 9, 1999



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Separate Account IPL-1
     File Nos. 333-71341 and 811-09213


Commissioners:

         This opinion is being furnished with respect to the filing of Pre-Effective Amendment No. 1 under the Securities Act of 1933 on the Form S-6 Registration Statement of Separate Account IPL-1 as required under the 1933 Act.

         I have acted as counsel to Registrant for the purpose of preparing this Pre-Effective Amendment and hereby represent to the Commission that in my opinion this Pre-Effective Amendment does not contain disclosures which would render it ineligible to become effective.

         I hereby consent to the filing of this opinion with and as a part of this Pre-Effective Amendment to Registrant's Registration Statement with the Commission.


                                         Very truly yours,


                                         /s/ Ronald J. Bocage
                                         --------------------
                                         Ronald J. Bocage
                                         Vice President and Counsel